UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                  FILED PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 21, 2001

                         MERISTAR HOTELS & RESORTS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                  1-14331                  51-0379982
(State or other jurisdiction  (Commission File              (IRS Employer
     of incorporation)             Number)               Identification Number)

                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (202) 965-4455

ITEM 5.  OTHER EVENTS

         MeriStar Hotels & Resorts, Inc., a Delaware corporation ("MeriStar"), American Skiing Company, a Delaware corporation ("American Skiing ") and ASC Merger Sub, Inc., a Delaware corporation ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of December 8, 2000 (the " Merger Agreement"). MeriStar, American Skiing and Merger Sub entered into an Amendment to that Merger Agreement, dated February 21, 2001 (the "Amendment"). Among other things, the Amendment changes the exchange rate between shares of MeriStar common stock and American Skiing common stock. Each share of MeriStar's common stock will now be exchanged for the right to receive 1.75 shares of American Skiing common stock.

         A copy of the Amendment is attached as Exhibit 2.1 to this report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

                           EXHIBIT      DESCRIPTION

                           2.1 Amendment to Agreement and Plan of Merger, dated February 21, 2001, among MeriStar, American Skiing and Merger Sub.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 23, 2001

                                   MERISTAR HOTELS & RESORTS, INC

                                   By:  /s/  John Emery
                                        ---------------------------------------
                                        John Emery
                                        Chief Investment Officer

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

2.1 Amendment to Agreement and Plan of Merger Agreement, dated February 21, 2001, among MeriStar, American Skiing and Merger Sub.